                                                                 Exhibit 1.1



                         SENIOR HOUSING PROPERTIES TRUST


                     $45,000,000 Aggregate Principal Amount

                          8 5/8% Senior Notes Due 2012


                             UNDERWRITING AGREEMENT








December 20, 2001

                             UNDERWRITING AGREEMENT

                                                             December 20, 2001



UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

         Senior Housing Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the "COMPANY"), proposes to issue and sell to UBS Warburg LLC ("YOU" or "UBS WARBURG"), as underwriter, $45,000,000 in aggregate principal amount of its 8 5/8% Senior Notes Due 2012 (the "NOTES"). The Notes form a part of the same series as the Company's outstanding 8 5/8% Senior Notes due 2012 issued on December 20, 2001. The Notes are to be issued pursuant to an indenture dated as of December 20, 2001, between the Company and State Street Bank and Trust Company, as trustee (the "TRUSTEE"), as supplemented by the first supplemental indenture thereto dated as of December 20, 2001 and as to be further supplemented by a second supplemental indenture thereto dated as of December 28, 2001 (collectively, the "Indenture"). Copies of the Indenture, in substantially final form, have been delivered to you.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement (file number 333-60392) on Form S-3 under the Act (the "REGISTRATION STATEMENT"), including a prospectus relating to, among other things, common shares of beneficial interest, preferred shares of beneficial interest, depository shares, guarantees, debt securities and warrants for such securities of the Company, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and have been filed with the Commission. Such registration statement, as so amended, and any post-effective amendments thereto, have been declared by the Commission to be effective under the Act. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in such registration statement, as so amended, describing the Notes and the offering thereof, in such form as has been provided to or discussed with, and approved by, you.

         The term "REGISTRATION STATEMENT" as used in this Agreement means the registration statement, as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "ABBREVIATED REGISTRATION STATEMENT"), the term "Registration Statement" includes the Abbreviated Registration Statement. The term "BASIC PROSPECTUS" as used in this Agreement means the base prospectus dated May 21, 2001, as filed with the Commission pursuant to Rule 424(b) included in the Registration Statement. The term "PREPRICING PROSPECTUS" as used in this Agreement means any preliminary form of the Prospectus Supplement (as defined herein) subject to completion and used in connection with the offering of the Notes. The term "PROSPECTUS SUPPLEMENT" as used in this Agreement means any final prospectus supplement specifically relating to the Notes, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "PROSPECTUS" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement, except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "PROSPECTUS" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference in this Agreement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Basic Prospectus, such Prepricing Prospectus, such Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "INCORPORATED DOCUMENTS" means the documents which are incorporated by reference in the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

         The Company and you agree as follows:

         1. SALE AND PURCHASE. On the basis of the representations and warranties herein and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, you agree to purchase the Notes from the Company, at a purchase price of 98.75% of the principal amount thereof, plus accrued interest from December 20, 2001 (the "PURCHASE PRICE").

         The Company is advised by you that you intend (i) to make a public offering of the Notes as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

         2. PAYMENT AND DELIVERY. Payment of the purchase price for the Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Notes to you through the facilities of the Depository Trust Company ("DTC") for your account. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 28, 2001 (unless another time shall be agreed to by you or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "TIME OF PURCHASE."

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

         (a) No order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.

         (b) (i) The Company is eligible to use Form S-3 and the offering of the Notes complies with the requirements of Rule 415, (ii) each part of the Registration Statement, when such part became effective, and also any Abbreviated Registration Statement when it shall become effective, complied in all material respects with applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939 (the "1939 ACT"),
     (iii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, any Abbreviated Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement and the Prospectus comply and, as may be amended or supplemented, if applicable, will comply in all material respects with the Act, the Exchange Act and the 1939 Act and (v) the Prospectus does not contain and, as may be amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to (x) statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus based upon information relating to you furnished to the Company by you expressly for use therein or (y) the Trustee's Statement of Eligibility and Qualification on Form T-1 (the "FORM T-1") under the 1939 Act.

         (c) The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and/or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         (d) The Indenture has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general equitable principles; and the Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

         (e) The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles, and the Notes will conform in all material respects to the description thereof in the Prospectus.

         (f) As of the date of this Agreement, the Company has and will have an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding Common Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right.

         (g) The Company has been duly formed and is existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement.

         (h) The Company is duly qualified and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not individually or in the aggregate have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (i) The Company has no subsidiaries (as defined in the Act) other than those identified in SCHEDULE A hereto (collectively, the "SUBSIDIARIES"). Other than the

     Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity except for the Company's ownership of 1,000,000 common shares of HRPT Properties Trust and 100 common shares of Marriott International, Inc. The Subsidiaries identified in SCHEDULE B hereto have no material assets, liabilities, operations or properties. Each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate, trust, partnership or other power to acquire and own, lease and operate its properties and to conduct its business, as described in the Registration Statement and the Prospectus; and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         (j) This Agreement has been duly authorized, executed and delivered by the Company.

         (k) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), its Declaration of Trust, charter or by-laws or other organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is subject or by which any of them or any of their properties is bound or affected, the effect of which would, individually or in the aggregate, have a Material Adverse Effect or decree, order or judgment applicable to the Company or any Subsidiary.

         (l) Except as would not individually or in the aggregate have a Material Adverse Effect, the issuance by the Company of the Notes, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject. In addition, such action will not result in any violation of the provisions of the Declaration of Trust or the bylaws of the Company or any Subsidiary or any of the Company's or any Subsidiary's other organizational documents or applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries' properties.

         (m) No approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Notes or the consummation by the Company of the transaction as contemplated hereby other than registration of the Notes under the Act, the qualification of the Indenture under the 1939 Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by you.

         (n) Except as set forth in the Registration Statement and the
     Prospectus: (i) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, the Notes. No person has the right, contractual or otherwise, to cause the Company to register under the Act any securities of the Company as a result of the filing or effectiveness of the Registration Statement or the sale of Notes contemplated thereby, except for such rights as have been complied with or waived.

         (o) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries was filed with the Commission as part of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

         (p) KPMG LLP, whose report on the financial statements with respect to 42 nursing home facilities was filed with the Commission as part of the Company's Current Report on Form 8-K/A and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

         (q) Arthur Andersen LLP, whose report on the financial statements with respect to 31 facilities ("CRESTLINE FACILITIES") to be acquired by the Company pursuant to a Stock Purchase Agreement, dated August 9, 2001, among the Company, SNH/CSL Properties Trust, Crestline Capital Corporation and CSL Group, Inc. was filed with the Commission as part of the Company's Current Report on Form 8-K, dated September 21, 2001 (the "SEPTEMBER 21, 2001 8-K"), and is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act.

         (r) All legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the Registration Statement or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required.

         (s) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any of the Company's or any of the Subsidiaries' properties or assets is the subject, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and, to the Company's knowledge, no such proceedings are threatened or contemplated, except as disclosed in the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, there are no legal or governmental proceedings pending to which any lessee, sublessee or operator of any property of the Company or any Subsidiary or portion thereof is a party, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and no such proceedings are being threatened or contemplated, except as disclosed in the Prospectus and the result of which would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received from any governmental authority notice of any violation of any local, state or federal law, rule or regulation including without limitation any such law, rule or regulation applicable to the health care industry ("HEALTH CARE LAWS") or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except as disclosed in the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company's knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, there is no violation of any local, state or federal law, rule or regulation (including without limitation Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired any of its properties (a "SELLER"), or any lessee, sublessee or operator of any of their respective properties or any part thereof, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company's knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Prospectus. Neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated individually or in the aggregate would have a Material Adverse Effect. Nothing has come to the Company's attention that any seller, lessee, sublessee or operator of any property of the Company or any of the Subsidiaries, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect.

         (t) Each of the Company and the Subsidiaries have good and marketable title in fee simple or ground leases to the properties disclosed in the Prospectus as being owned by them (the "PROPERTIES"), free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects ("PROPERTY ENCUMBRANCES"), except for: (x) the leasehold interests of lessees in the Company's and the Subsidiaries' properties held under lease (the "LEASES") and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect. All Property Encumbrances on or affecting the properties of the Company or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein. Each of the Leases pertaining to the properties of the Company or any of the Subsidiaries has been duly authorized by the Company or one of the Subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of the Subsidiaries, as applicable, and, to the Company's knowledge, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. To the Company's knowledge, no lessee of any portion of any of the properties of the Company or any of the Subsidiaries is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         (u) The Company and each of the Subsidiaries and, to the Company's knowledge, each of the operators, lessees or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, all as described in the Prospectus, except where the failure to obtain such permits would not individually or in the aggregate have a Material Adverse Effect; except as described in the Prospectus, the Company and each of the Subsidiaries and, to the Company's knowledge, each of the lessees, sublessees or operators of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, such permits contain no restrictions that are burdensome to the Company and the Subsidiaries, taken as a whole and that would, individually or in the aggregate, have a Material Adverse Effect.

         (v) The financial statements, together with the related schedules and notes, forming a part of the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The pro forma financial statements and other pro forma financial data included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required.

         (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries,
     (iv) any material change in the outstanding shares of beneficial interest or material increase in the outstanding indebtedness of the Company or the Subsidiaries, (v) any dividend or distribution of any kind declared, paid or made on the shares of beneficial interest of the Company other than (A) regular quarterly dividends, declared, paid or made or a dividend distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly-owned subsidiaries of the Company) and (B) the issuance of common shares of beneficial interest to the trustees and officers pursuant to the Company's Incentive Share Award Plan, or (vi) to the Company's knowledge, any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the business of the Crestline Facilities, as described in the Company's September 21, 2001 Current Report on Form 8-K, taken as a whole. None of the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

         (x) Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which they are engaged, except as described in the Prospectus. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

         (y) Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement.

         (z) Neither the Company nor any of the Subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

         (aa) The Company and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which would individually or in the aggregate not have a Material Adverse Effect.

         (bb) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform, would not, individually or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would individually or in the aggregate have a Material Adverse Effect.

         (dd) The Company meets the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "CODE").

         (ee) The Company is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         4. CERTAIN COVENANTS. The Company hereby agrees:

         (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; PROVIDED that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (b) to make available to you in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as you may reasonably request for the purposes contemplated by the Act; in case you are required to deliver a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Notes, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

         (c) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

         (d) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and to promptly notify you of such filing;

         (e) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause the registration statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the registration statement or such post-effective amendment has become effective;

         (f) to furnish to you for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such communications, documents or information becomes available; PROVIDED, HOWEVER, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR;

         (g) to advise you promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Notes is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to you promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

         (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

         (i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company) for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

         (j) to furnish to you one conformed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

         (k) to furnish to you as early as practicable prior to the time of purchase but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

         (l) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of proceeds" in the Prospectus;

         (m) to pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Notes by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of your counsel) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to you and to dealers and (v) the filing for review of the public offering of the Notes by the NASDR (including the legal fees and filing fees and other disbursements of your counsel with respect thereto), (vi) any listing of the Notes on any securities exchange and any registration thereof under the Exchange Act, (vii) the fees and expenses of the Trustee and its counsel,
     (viii) the approval of the Notes by DTC for "book entry" transfer, (ix) the rating of the Notes by rating agencies and (x) the performance of the Company's other obligations under this Agreement;

         (n) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (a)(vii) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

         (o) to not, without the prior written consent of UBS Warburg LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, during the period from the date hereof through and including December 31, 2001; and

         (p) to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code.

         5. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii), (iii) or (iv) of the second paragraph of Section 7 hereof or the default by you in your obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4 hereof, reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

         6. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. Your obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) The Company shall furnish to you at the time of purchase an opinion of Sullivan & Worcester LLP, counsel for the Company, addressed to you, and dated the time of purchase and in form satisfactory to Dewey Ballantine LLP, your counsel, stating that:

              (i) the Company has been duly formed, is existing as a real estate investment trust and is in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Notes as herein contemplated;

              (ii) the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

              (iii) each Subsidiary of the Company identified in SCHEDULE C attached hereto (each a "MATERIAL SUBSIDIARY") is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Material Subsidiary has the corporate, trust, partnership or other power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. All of the issued and outstanding shares of beneficial ownership of, or other ownership interests in, of each Material Subsidiary has been duly authorized and validly issued, is fully paid and except as to Material Subsidiaries that are partnerships, non-assessable, and except for SPTMRT Properties Trust, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance;

              (iv) this Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement of the same may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except as to those provisions relating to indemnities for liabilities arising under the Act as to which no opinion need be expressed;

              (v) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general equitable principles. The Indenture has been duly qualified under the 1939 Act;

              (vi) The Notes conform to the description thereof in the Prospectus. The Indenture conforms to the description thereof on the Prospectus;

              (vii) the Notes are in a form contemplated by the Indenture, and have been duly authorized by all necessary corporate action and when the Notes have been duly authenticated by the Trustee as specified in the Indenture and delivered against payment therefor in accordance with the Agreement, the Notes will be valid and binding obligations of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and by general equitable principles), and entitled to the benefits of the Indenture;

              (viii) the Company has authorized and outstanding shares of beneficial interest as set forth or incorporated by reference in the Registration Statement and the Prospectus; the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid, nonassessable and free of any preemptive rights, resale rights, rights of first refusal and similar rights under any contract, agreement or instrument to which the Company is a party described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel;

              (ix) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

              (x) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424 under the Act, has been made in the manner and within the time period required by such Rule 424;

              (xi) the issue and sale of the Notes and the compliance by the Company with the provisions of the Indenture and this Agreement by the Company and the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a violation under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the Declaration of Trust, charter, by-laws or other organizational documents of the Company or any of the Material Subsidiaries, (B) any provision of any material agreement or other instrument to which the Company or any of the Material Subsidiaries is a party or by which their respective properties may be bound or affected, that is described in the Prospectus or filed as an exhibit to the Registration Statement or any Incorporated Document or is otherwise known to such counsel or (C) any federal, state, local or foreign law, regulation or rule, or any decree, to which the Company or the Material Subsidiaries may be subject;

              (xii) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described in the Prospectus which have not been so filed or described;

              (xiii) to such counsel's knowledge, except as described in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their officers is subject or of which any of their properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

              (xiv) to such counsel's knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or any Incorporated Document, to cause the Company to register under the Act any debt securities of the Company as a result of the filing or effectiveness of the Registration Statement or the sale of the Notes as contemplated hereby, except for such rights as have been complied with or waived; and to the knowledge of such counsel, except as described in the Registration Statement and Prospectus, no person is entitled to registration rights with respect to securities of the Company;

              (xv) the Company is not, and after the offering and sale of the Notes, will not be, an "investment company," or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act; and

              (xvi) to such counsel's knowledge the statements in (i) the Registration Statement and the Prospectus under the captions "Description of notes", "Our tenants and property operations", "Description of other indebtedness", "Description of debt securities" and "Material federal income tax consequences"; (ii) in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 under the captions "Business--Financing Policies" (with respect to the first paragraph only), "Business--Regulation and Reimbursement", "Business--Government Regulations and Rate Setting" and "Federal Income Tax Considerations"; and (iii) in the September 21, 2001 8-K under the captions "B. Crestline Transaction" and "C. Supplementary Federal Income Tax Considerations" in each case insofar as such statements purport to summarize matters arising under Maryland, Massachusetts or New York law or the federal law of the United States, or provisions of documents as to which the Company is a party specifically referred to therein, are accurate in all material respects.

         In addition, such counsel shall state that, in the opinion of such counsel, and subject to the restrictions and limitations set forth in such counsel's tax opinion filed as an exhibit to the Registration Statement and reasonably acceptable to you, (a) the Company has qualified to be taxed as a REIT under the Code for each of its fiscal years and (b) the proposed method of operation described in the Prospectus and as represented to such counsel by the Company will enable the Company to continue to satisfy the requirements for such qualification for subsequent fiscal years under the Code. Such counsel may state that actual qualification as a REIT, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualifying tests under the Code.

         Also, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of UBS Warburg at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (vi), (ix) and (xvi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of the Prospectus Supplement or such other supplement, and at all times up to and including the time of purchase contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data and exhibits included or incorporated by reference in the Registration Statement or Prospectus or as to the Form T-1).

         In rendering their opinion as aforesaid, Sullivan & Worcester LLP may rely upon an opinion, dated as of the time of purchase, of Ballard Spahr Andrews & Ingersoll, LLP as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to you and is, in form and substance, satisfactory to you and your counsel. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and that their opinion with respect to the qualification of the Company and is Subsidiaries to do business in jurisdictions other than their respective jurisdiction of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

         (b) The Company shall furnish to you at the time of purchase an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel of the Company, addressed to you, and dated the time of purchase and in form satisfactory to Dewey Ballantine LLP, your counsel, stating that:

              (i) the Company has been duly formed, is existing as a real estate investment trust and is in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Notes as herein contemplated;

              (ii) each Subsidiary of the Company identified in SCHEDULE D attached hereto (each a "MARYLAND SUBSIDIARY") is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization. Each Maryland Subsidiary has the trust power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. All of the issued and outstanding shares of beneficial interest of each Maryland Subsidiary have been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and to such counsel's knowledge, except for SPTMRT Properties Trust, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

              (iii) the execution, delivery and performance of this agreement by the Company and the transactions contemplated hereby and by the Registration Statement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the Declaration of Trust, charter or by-laws or other organizational documents of the Company or any of the Maryland Subsidiaries or (B) any local or state Maryland law or administrative regulation applicable to the Company and the Maryland Subsidiaries;

              (iv) the Company has authorized and outstanding shares of beneficial interest as set forth or incorporated by reference in the Registration Statement and the Prospectus; the outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued by all necessary trust action and are fully paid, nonassessable and free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Maryland REIT Law;

              (v) no approval, authorization, consent or order of or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Notes being delivered at the time of purchase or and the consummation of the transactions contemplated hereby and by the Prospectus (In rendering the opinion expressed in this paragraph (v), such counsel need express no opinion concerning the securities laws of the State of Maryland.);

              (vi) to such counsel's knowledge the statements in (i) the Registration Statement and the Prospectus under the caption "Description of certain provisions of Maryland law and of our declaration of trust and bylaws" and in each case insofar as such statements purport to summarize matters arising under Maryland law are accurate in all material respects;

              (vii) to such counsel's knowledge, neither the Company nor any of the Maryland Subsidiaries is in violation of its Declaration of Trust, charter or by-laws or other organizational documents or in violation of any local or state Maryland law or administrative regulation applicable to the Company and the Maryland Subsidiaries; and

              (viii) except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of each of the Maryland Subsidiaries that is a REIT have been duly authorized and validly issued, are fully paid and non-assessable, are owned by the Company.

         (c) You shall have received at the time of purchase an opinion of Dewey Ballantine LLP, your counsel, dated the time of purchase with respect to the issuance and sale of the Notes by the Company, the Registration Statement, the Prospectus and such other related matters as you may require. In addition, Dewey Ballantine LLP may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to all matters of Maryland law.

         (d) You shall have received from Ernst & Young LLP a letter dated the time of purchase and addressed to you in the form approved by Dewey Ballantine LLP, your counsel.

         (e) You shall have received from KPMG LLP a letter dated the time of purchase and addressed to you in the form approved by Dewey Ballantine LLP, your counsel.

         (f) You shall have received from Arthur Andersen LLP a letter dated the time of purchase and addressed to you in the form approved by Dewey Ballantine LLP, your counsel.

         (g) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been to which you have objected in writing.

         (h) Prior to the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;
     (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (i) Between the time of execution of this Agreement and the time of purchase (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company and the Subsidiaries taken as a whole shall have been entered into by the Company or any of the Subsidiaries.

         (j) Between the time of execution of this Agreement and the time of purchase there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

         (k) The Company will at the time of purchase deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (g), (h), (i) and (j) of this Section 6 have been met.

         (l) The Company will, at the time of purchase deliver to you a certificate signed by the President of the Company substantially in such form approved by you and your counsel, respecting the Company's compliance, both prior to and after giving effect to the transactions contemplated hereby, with the financial covenants set forth in the Company's credit agreement and certain other agreements and instruments respecting outstanding indebtedness of the Company and the Subsidiaries.

         (m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase as you may reasonably request.

         7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared or become effective before the offering of the Notes may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission or such Abbreviated Registration Statement has, pursuant to the provisions of Rule 462 under the Act, become effective. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as underwriter, by notifying the Company.

         Your obligations hereunder shall be subject to termination in your absolute discretion (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, which would, in your judgment, make it impracticable to market the Notes, or (z) there shall have occurred any downgrading, or any notice shall have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of the Subsidiaries by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or (ii) if, at any time prior to the time of purchase trading in securities on the NYSE, the American Stock Exchange or the Nasdaq Stock Market Inc. ("Nasdaq") shall have been suspended or limitations or minimum prices shall have been established on the NYSE, the American Stock Exchange or the Nasdaq or (iii) if, at any time prior to the time of purchase a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if, at any time prior to the time of purchase the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracticable to market the Notes.

         If you elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter, telegram or telecopy.

         If the sale to you of the Notes, as contemplated by this Agreement, is not carried out by you for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4, 5 and 9 hereof), and you shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8. [Intentionally omitted]

         9. INDEMNITY AND CONTRIBUTION.

         (a) The Company agrees to indemnify, defend and hold harmless each of you, your partners, directors, officers, employees and agents and any person who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, you or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or in the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by you or on your behalf to the Company expressly for use with reference to you in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus (or in any of the foregoing as the same may at any time be amended or supplemented) or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or, with the approval of the Company, on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Notes; PROVIDED, however, that, solely with regard to clause
(i), the foregoing indemnity agreement with respect to any Basic Prospectus or Prepricing Prospectus shall not inure to your benefit, or to the benefit of any person controlling you, if sufficient copies of the Prospectus were timely delivered to you pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not given or sent to the purchaser(s) of securities with respect to whom such losses, claims, damages or liabilities arose, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person(s), and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         If any action, suit or proceeding (together, a "PROCEEDING") is brought against you or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, you or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses related thereto; PROVIDED, HOWEVER, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to you or any such person or otherwise. You or such person shall have the right to employ your or their own counsel in any such case, but the fees and expenses of such counsel shall be at your expense or at the expense of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its prior written consent but if settled with the prior written consent of the Company, the Company agrees to indemnify and hold harmless you and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

         (b) You agree to indemnify, defend and hold harmless the Company, its trustees, officers, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by you or on your behalf to the Company expressly for use with reference to you in the Registration Statement, the Basic Prospectus, any

Prepricing Prospectus, the Prospectus Supplement or in the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus (or in any of the foregoing as such document may at any time be amended or supplemented) or necessary to make such information not misleading.

         If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against you pursuant to the foregoing paragraph, the Company or such person shall promptly notify you in writing of the institution of such Proceeding and you shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, PROVIDED, HOWEVER, that the omission to so notify you shall not relieve you from any liability which you may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by you in connection with the defense of such Proceeding or you shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to you (in which case you shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but you may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at your expense), in any of which events such fees and expenses shall be borne by you and paid as incurred (it being understood, however, that you shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). You shall not be liable for any settlement of any such Proceeding effected without your written consent but if settled with your written consent, you agree to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

         (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of the Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of you on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by you, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of you on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

         (d) The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by you and distributed to the public were offered to the public exceeds the amount of any damage which you have otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by you or on your behalf, your partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its trustees, officers, employees or agents or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and you agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers, trustees, employees or agents in connection with the issuance and sale of the Notes, or in connection with the Registration Statement or Prospectus.

         10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to you, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frederick W. Kanner, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 400 Centre Street, Newton, Massachusetts 02458, Attention: David
J. Hegarty, President and Chief Operating Officer, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention:
Alexander A. Notopoulos, Jr., Esq.

         11. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "CLAIM"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         12. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against you or any indemnified party. You and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         13. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for your benefit, for the Company's benefit and, to the extent provided in Section 9 hereof, for the benefit of the controlling persons, directors and officers and, if applicable, trustees referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from you) shall acquire or have any right under or by virtue of this Agreement.

         14. INFORMATION FURNISHED BY THE UNDERWRITER. The statements set forth in the pertinent sentence on the last paragraph on the cover page of the Prospectus Supplement and the statements set forth in the third and seventh paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on your behalf as such information is referred to in Sections 3 and 9 hereof.

         15. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon you and the Company and your and the Company's respective successors and assigns and any successor or assign of any substantial portion of the Company's and any of your respective businesses and/or assets.

         17. MISCELLANEOUS. UBS Warburg is not a bank. UBS Warburg is a separate entity from its lending and other affiliates and is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

         Lending affiliates of UBS Warburg may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg. To the extent required under the securities laws, the Prospectus will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of any of UBS Warburg.

         THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 2, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST, SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         If the foregoing correctly sets forth the understanding between the Company and you, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and you.

                                Very truly yours,

                                SENIOR HOUSING PROPERTIES TRUST


                                By:
                                   ---------------------------------
                                Name:
                                Title:



Accepted and agreed to as of the date first above written:

UBS WARBURG LLC

By:
    -------------------------------
    Name:
    Title:

By:
    -------------------------------
    Name:
    Title:

                                   SCHEDULE A

SUBSIDIARY NAME

Five Star Quality Care Holding Co., Inc.
Five Star Quality Care Trust
Five Star Quality Care, Inc.
Five Star Quality Care-AZ, LLC
Five Star Quality Care-CA, Inc.
Five Star Quality Care-CA, LLC
Five Star Quality Care-Colorado, LLC
Five Star Quality Care-CT, LLC
Five Star Quality Care-GA, LLC
Five Star Quality Care-IA, Inc.
Five Star Quality Care-IA, LLC
Five Star Quality Care-KS, LLC
Five Star Quality Care-MI, Inc.
Five Star Quality Care-MI, LLC
Five Star Quality Care-MO, LLC
Five Star Quality Care-NE, Inc.
Five Star Quality Care-NE, LLC
Five Star Quality Care-WI, LLC
Five Star Quality Care-WY, LLC
FS Lafayette Tenant Trust
FS Lexington Tenant Trust
FS Tenant Pool I Trust
FS Tenant Pool III Trust
FS Tenant Pool IV Trust
FSQ Acquisition, Inc.
HRES1 Properties Trust
HRES2 Properties Trust
SHOPCO-SD, LLC
SNH Capital Trust Holdings
SNH Capital Trust I
SNH Capital Trust II
SNH Capital Trust III
SNH/CSL Properties Trust
SPTGEN Properties Trust
SPTIHS Properties Trust
SPTMISC Properties Trust
SPTMNR Properties Trust
SPTMRT Properties Trust
SPTSUN II Properties Trust
SPTSUN Properties Trust

                                  Schedule A-1

                                   SCHEDULE B

Five Star Quality Care Trust
FS Lafayette Tenant Trust
FS Lexington Tenant Trust
FS Tenant Pool I Trust
FS Tenant Pool III Trust
FS Tenant Pool IV Trust




                                  Schedule B-1

                                   SCHEDULE C

MATERIAL SUBSIDIARIES

HRES1 Properties Trust
SPTMRT Properties Trust


                                  Schedule C-1

                                   SCHEDULE D

MARYLAND SUBSIDIARIES

Five Star Quality Care, Inc.
HRES1 Properties Trust
HRES2 Properties Trust
SNH Capital Trust Holdings
SNH Capital Trust I
SNH Capital Trust II
SNH Capital Trust III
SNH/CSL Properties Trust
SPTGEN Properties Trust
SPTIHS Properties Trust
SPTMISC Properties Trust
SPTMNR Properties Trust
SPTMRT Properties Trust
SPTSUN Properties Trust
SPTSUN II Properties Trust


                                  Schedule D-1